Exhibit 23.1


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13719) pertaining to the American Disposal Services, Inc. 1996 Stock Option Plan of our report dated February 26, 1997, except as to Note 5 for which the date is March 21, 1997, and as to Note 10 for which the date is March 25, 1997, with respect to the consolidated financial statements of American Disposal Services, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1996.

Chicago, Illinois
March 31, 1997